NORTHEAST BANCORP
Exhibit 11.  Statement Regarding Computation of Per Share Earnings

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                                      Three Months Ended    Three Months Ended
                                        March 31, 1999        March 31, 1998
                                     ____________________  ____________________
EQUIVALENT SHARES:

Weighted Average Shares Outstanding           2,764,421             2,232,162

Total Diluted Shares                          2,792,552             2,743,406

Net Income                           $          743,506    $          732,361

Less Preferred Stock Dividend                      -                   35,000
                                     ____________________  ____________________
Income Available to Common
 Stockholders                        $          743,506    $          697,361
                                     ====================  ====================

Basic Earnings Per Share             $              0.27   $              0.31
Diluted Earnings Per Share           $              0.27   $              0.26


                                      Nine Months Ended     Nine Months Ended

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                                        March 31, 1999        March 31, 1998
                                     ____________________  ____________________
EQUIVALENT SHARES:

Weighted Average Shares Outstanding           2,690,872             2,224,194

Total Diluted Shares                          2,794,034             2,683,732

Net Income                           $        2,080,111    $        1,658,992
Less Preferred Stock Dividend                    25,667               104,998
                                     ____________________  ____________________
Income Available to Common
 Stockholders                        $        2,054,444    $        1,553,994
                                     ====================  ====================

Basic Earnings Per Share             $              0.76   $              0.70
Diluted Earnings Per Share           $              0.74   $              0.62




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